Exhibit 4.74

FORM OF GLOBAL NOTE

5.093% Global Note due 2030

THIS CERTIFICATE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE ISSUER OR THE TRUSTEE FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CEDE & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CEDE & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE.

PETROBRAS GLOBAL FINANCE B.V.

5.093% Global Notes due 2030

No. [●]
CUSIP No.: 71647N BE8

ISIN No.: US71647NBE85

Principal Amount:  U.S.$[●]

Initial Issuance Date: [●], 2020

This Note is one of a duly authorized issue of notes of PETROBRAS GLOBAL FINANCE B.V., a private company incorporated with limited liability under the laws of The Netherlands (the “Issuer”), designated as its 5.093% Global Notes due 2030 (the “Notes”), issued in an initial aggregate principal amount of U.S.$[●] under the Indenture (the “Indenture”), dated as of September 18, 2019, by and among the Issuer, Petróleo Brasileiro S.A. – Petrobras, a mixed capital company (sociedade de economia mista) organized under the laws of Brazil (“Petrobras”), The Bank of New York Mellon, a New York banking corporation, as Trustee (the “Trustee”), paying agent, Security Registrar and transfer agent and The Bank of New York Mellon SA/NV, Luxembourg Branch, as Luxembourg transfer agent and Luxembourg paying agent. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of interests, benefits, obligations and duties thereunder of the Issuer, the Trustee and the Holders, and of the terms upon which the Notes are, and are to be, authenticated and delivered. All capitalized terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

The Issuer, for value received, hereby promises to pay to Cede & Co., or its registered assigns, as nominee of The Depository Trust Company (“DTC”), and as the Holder of record of this Note, the principal amount specified above in U.S. dollars on January 15, 2030 (or earlier as provided for in the Indenture) upon presentation and surrender hereof, at the office or agency of the Trustee referred to below.

As provided for in the Indenture, the Issuer promises to pay interest on the outstanding principal amount hereof, from July 15, 2020, semi-annually in arrears on January 15 and July 15 of each year, (each such date, an “Interest Payment Date”), commencing January 15, 2021 at a rate equal to 5.093% per annum, and will initially accrue from the date of issuance and thereafter from the last Interest Payment Date to which interest has been paid.

Interest payable, and punctually paid or duly provided for, on this Note on any Interest Payment Date will, as provided in the Indenture, be paid in U.S. dollars to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Business Day preceding such interest payment.

Payment of the principal of and interest on this Note will be payable by wire transfer to a U.S. dollar account maintained by the Holder of this Note as reflected in the Security Register of the Trustee. In the event the date for any payment of the principal of or interest on any Note is not a Business Day, then payment will be made on the next Business Day with the same force and effect as if made on the nominal date of any such date for such payment and no additional interest will accrue on such payment as a result of such payment being made on the next succeeding Business Day. Interest shall accrue on the Notes at the rate of 5.093% per annum until all required amounts due in respect of the Notes have been paid. Interest accrued with respect to this Note shall be calculated based on a 360-day year of twelve 30-day months.

The Notes are subject to redemption by the Issuer on the terms and conditions specified in the Indenture.

This Note does not purport to summarize the Indenture, and reference is made to the Indenture for information with respect to the respective rights, limitations of interests, benefits, obligations and duties thereunder of the Issuer, the Trustee and the Holders.

The Indenture, the Guaranties or the Notes may be amended or supplemented as provided by the Indenture.

The Events of Default relating to the Notes are defined in Section 5.01 of the Indenture. If an Event of Default shall occur and be continuing, the outstanding principal amount of all the Notes may become or may be declared due and payable in the manner and with the effect provided in the Indenture.

Modifications of the Indenture may be made by the Issuer and the Trustee only to the extent and in the circumstances permitted by the Indenture.

The Notes shall be issued only in fully registered form, without coupons. Notes shall be issued in the form of beneficial interests in one or more global securities in minimum denominations of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof.

Prior to and at the time of due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Issuer, the Trustee nor any agent thereof shall be affected by notice to the contrary.

THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE NOTES AND THE GUARANTIES.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

PETROBRAS GLOBAL FINANCE B.V.

By:
Name:
Title:

By:
Name:
Title:

WITNESSES:

1.
Name:

2.
Name:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within mentioned Indenture.

Dated:                    , 2020

THE BANK OF NEW YORK MELLON, as Trustee

By:
Name:
Title: Authorized Officer

ASSIGNMENT FORM

For value received

hereby sells, assigns and transfers unto

(Please insert social security or

other identifying number of assignee)

(Please print or type name and address,

including zip code, of assignee:)

the within Note and does hereby irrevocably constitute and appoint Attorney to transfer the Note on the books of the Security Registrar with full power of substitution in the premises.

Date:	Your Signature:

(Sign exactly as your name
appears on the face of this Note)

Signature Guaranty:
(Participant in a recognized signature guaranty medallion program)

Date:
Certifying Signature: